Exhibit 99(a)(1)(iv)

NOTICE OF WITHDRAWAL

PHH CORPORATION

OFFER TO PURCHASE FOR AN AGGREGATE PURCHASE PRICE OF

UP TO $266 MILLION OF SHARES OF ITS COMMON STOCK

Pursuant to the Offer to Purchase Dated August 11, 2017

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON SEPTEMBER 8, 2017, UNLESS THE OFFER IS EXTENDED OR WITHDRAWN (SUCH DATE, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”).

The undersigned hereby withdraws the tender of his, her or its shares of common stock, par value $0.01 per share (the “Shares”), of PHH Corporation (the “Company”) pursuant to the offer of the Company to purchase its Shares  for an aggregate purchase price of up to $266 million in cash, upon the terms and subject to the conditions described in the Offer to Purchase, dated August 11, 2017 (the “Offer to Purchase”), and the related Letter of Transmittal (which together, as they may be amended or supplemented from time to time, constitute the “Offer”), which the undersigned submitted by a Letter of Transmittal dated                                             , 2017.

Questions and requests for assistance relating to the procedures for tendering Shares and requests for additional copies of the Offer to Purchase and the Letter of Transmittal may be directed to MacKenzie Partners, Inc., the information agent for the Offer (the “Information Agent”), at its address and telephone numbers listed on the back cover of the Offer to Purchase. Questions regarding the Offer may also be directed Credit Suisse Securities (USA) LLC, the dealer manager for the Offer, at the address and telephone numbers listed on the back cover of the Offer to Purchase.

All withdrawals of Shares previously tendered in the Offer must comply with the procedures described under “Withdrawal Rights” in Section 4 of the Offer to Purchase.

The undersigned has identified in the table below the Shares that are being withdrawn from the Offer. A stockholder who has tendered Shares at more than one price must complete and deliver a separate notice of withdrawal for Shares tendered at each price.

DESCRIPTION OF SHARES TO BE WITHDRAWN

Number of Shares to be Withdrawn	Price at which the Shares were Tendered
CUSIP NO.

This form should only be used for withdrawals of Shares delivered through DTC if the undersigned needs to withdraw Shares after 5:00 p.m., New York City time, on the business day immediately preceding the Expiration Date. Otherwise, the DTC form of notice of withdrawal should be used for such Shares.

A DTC participant withdrawing Shares should fill out and sign this form and then email it to the Depositary (as defined in the Offer to Purchase), at its email address listed on the Notice of Guaranteed Delivery form. Immediately after faxing this form, the DTC participant should telephone the Depositary at its telephone number listed on the back cover of the Offer to Purchase to confirm receipt and discuss any other steps it may need to take.

This form must be signed below by the applicable DTC participant as its name appears on a security position listing showing such DTC Participant as the owner of the Shares being tendered. If signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, please set forth the full title of such persons.

Name of DTC Participant:

Account Number(s):

Signature(s):

Capacity (Full Title):

Address (and Zip Code):

Telephone Number:

TIN or SSN:

DTC Participant Number:

Transaction Code Number:

Date:

All questions as to the form and validity, including the time of receipt, of any notice of withdrawal will be determined by the Company in its sole discretion and will be final and binding on all parties absent a finding to the contrary by a court of competent jurisdiction. The Company reserves the absolute right to waive any defect or irregularity in the notice of withdrawal or method of withdrawal of Shares by any stockholder, whether or not the Company waives similar defects or irregularities in the case of any other stockholder. None of the Company, the Depositary, the Information Agent, the dealer manager or any other person will be obligated to give notice of any defects or irregularities in any notice of withdrawal, nor will any of them incur liability for failure to give any such notice.

Withdrawals may not be rescinded, and any Shares properly withdrawn will be deemed not properly tendered for purposes of the Offer. However, properly withdrawn Shares may be re-tendered prior to the Expiration Date by again following one of the procedures described in the Offer to Purchase.